SUBADVISORY AGREEMENT



      This SUBADVISORY AGREEMENT is dated as of this 30th day of June, 2016 by and between SUNAMERICA ASSET MANAGEMENT, LLC, a
Delaware limited liability company
(the Adviser), and CADENCE CAPITAL MANAGEMENT LLC
(the Subadviser).

WITNESSETH:

      WHEREAS, the Adviser and SunAmerica Specialty
Series, a Delaware statutory trust (the
Trust), have entered into an Investment Advisory and Management Agreement dated as of August 8, 2014 (the Advisory Agreement) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the Act), as an open-end management investment company; and

      WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Trust listed on Schedule A attached hereto (each, a Fund and collectively, the Funds), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

      1.        Duties of the Subadviser.  (a) The
Adviser hereby engages the services of the Subadviser in furtherance of its Investment
Advisory and Management Agreement with the Trust.
Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of the Funds listed on Schedule A attached hereto. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish and communicate to Subadviser, and in compliance with
(a) the objectives, policies, and limitations for the Funds set forth in each Funds current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

      The Subadviser shall have no power,
authority, responsibility, or obligation hereunder to take any action on behalf of a Fund with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in a Fund, including, without limitation, to file proofs of claim or other documents related to such proceedings (the Litigation), or to investigate, initiate, supervise, or monitor the Litigation involving Fund assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Subadviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Adviser.

      The Subadviser represents and warrants to the Adviser that it will manage the assets of each Fund, or portion of each Funds assets, allocated to it, as set forth in Schedule
A,  in
compliance with all applicable federal and state laws governing its operations and investments.
Without limiting the foregoing and subject to
Section 11(c) hereof, the Subadviser represents and warrants: (1) that the Subadvisers management of all or a portion of the assets of a Fund will be designed to achieve qualification by the Fund to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Internal
Revenue Code of 1986, as amended (the Code);
and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Fund assets, including depositing those assets in custody with institutions designated by the Trust, and (b) federal and state securities and commodities laws applicable to Subadvisers Fund management responsibilities;
provided that for purposes of Section 17(a), (d) and (e) of the Act, the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser. The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of a Fund or other series of the Trust to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investment companies that are under common control with the Trust, concerning transactions of a Fund in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.

      The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

      (b) The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business; and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

      2.         Fund Transactions.   (a) The
Subadviser is responsible for: (i) decisions, and is hereby authorized, to buy or sell securities and other investments for the Fund or a portion of the Funds assets allotted to it, (ii) selection of broker-dealers and futures commission merchants and
(iii) negotiation of brokerage commission and futures commission merchants rates. As a general matter, in executing Fund transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadvisers best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates.  In selecting such broker-dealers or futures
commission merchants, the Subadviser shall
consider  all  relevant  factors  including  price
(including  the  applicable  brokerage  commission,
dealer spread or futures commission merchant rate),
the size of the order, the nature of the market
for the security or other investment, the timing of
the transaction, the reputation, experience and
financial stability of the broker-dealer or futures
commission merchant involved, the quality of the
service, the difficulty of execution, the execution
capabilities and operational facilities of the firm
involved, and, in the case of securities,  the
firm's risk in positioning a block of securities.
Subject
to such policies as the Trustees may determine and
consistent with Section 28(e) of the Securities
Exchange Act of 1934, as amended (the 1934 Act),
the Subadviser shall not be deemed to have
acted unlawfully or to have breached any duty
created by this Agreement or otherwise solely by
reason of the Subadviser's having caused a Fund to
pay a member of an exchange, broker or dealer
an amount of commission for effecting a securities
transaction in excess of the amount of
commission another member of an exchange, broker or
dealer would have charged for effecting
that transaction, if the Subadviser determines in
good faith that such amount of commission was
reasonable in relation to the value of the
brokerage and research services provided by such
member
of an exchange, broker or dealer viewed in terms of
either that particular transaction or the
Subadviser's overall responsibilities with respect
to such Fund and to other clients as to which the
Subadviser exercises investment discretion.  In
accordance with Section 11(a) of the 1934 Act and
Rule 11a2-2(T) thereunder, and subject to any other
applicable laws and regulations including
Section 17(e) of the Act and Rule 17e-1 thereunder,
the Subadviser may engage its affiliates, the
Adviser and its affiliates or any other subadviser
to the Trust and its respective affiliates, as
broker-
dealers or futures commission merchants to effect
Fund transactions in securities and other
investments for a Fund.   The Subadviser will
promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request, including but not limited to, reports prepared by independent third parties relating to the execution costs of such transactions. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Fund with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

      (b)       Notwithstanding Section 2(a) above,
for such purposes as obtaining investment
research  products  and  services,  covering  fees
and  expenses,  the  Adviser  may  request  the
Subadviser to effect a specific percentage of the
transactions in securities and other investments it
effects on behalf of a Fund with certain broker-
dealers and futures commission merchants.  In
designating the use of a particular broker-dealer
or futures commission merchant, the Adviser and
Subadviser acknowledge and agree that all brokerage
transactions are subject to best execution.
As such, Subadviser will use its best efforts to
direct non-risk commission transactions to a
particular broker-dealer or futures commission
merchant designated by the Adviser consistent with
its obligations regarding best execution.  Adviser
acknowledges that Subadviser may be unable to
fulfill the Advisers request for direction for a
number of reasons, including, but not limited to:
1)
such direction may result in the Subadviser paying a higher commission, depending upon the Subadvisers arrangements with the particular broker-dealer or futures commission merchant, etc.;
2) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly; 3) the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single bunched transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; or 4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.

      3.         Compensation of the Subadviser.
The Subadviser shall not be entitled to receive
any payment from the Trust and shall look solely
and exclusively to the Adviser for payment of all
fees for the services rendered, facilities
furnished and expenses paid by it hereunder.  As
full
compensation  for  the  Subadviser  under  this
Agreement,  the  Adviser  agrees  to  pay  to  the
Subadviser a fee at the annual rate set forth in
Schedule A hereto with respect to each Fund, or
portion thereof, that the Subadviser manages.  Such
fee shall be accrued daily and paid monthly as
soon as practicable after the end of each month
(i.e., the applicable annual fee rate divided by
365
applied to each prior days net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

      4.         Other Services.  At the request of
the Trust or the Adviser, the Subadviser, in its
discretion, may make available to the Trust office
facilities, equipment, personnel and other
services.    Such  office  facilities,  equipment,
personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadvisers cost.

      5.         Reports.  The Trust, the Adviser
and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

      6.         Status of the Subadviser.  The
Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      7.         Advertising.   Subadviser shall
not provide or in any way distribute any sales or
advertising materials, whether or not related to
the Trust, to any employee or representative of AIG
Capital Services, Inc. or its affiliates, including
wholesaling personnel, unless such material has
been  received  and  approved,  in  writing,  by
the  Adviser.     Notwithstanding  the  foregoing,
Subadviser may include the Advisers and Trusts names in its client list used in promotional materials with prior consent of the Adviser and/or
Trust.

      8.         Proxy Voting.  Each Fund has
appointed Institutional Shareholder Services as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Trustees. With respect to certain vote items, a Fund may request guidance or a recommendation from the adviser, administrator or subadviser of the Fund.
The Subadviser shall not have responsibilities in connection with proxy voting for a Fund unless it is affirmatively requested to make a proxy voting recommendation.

      9.         Certain Records.  The Subadviser
hereby undertakes and agrees to maintain, in the form and for the period required by Rule
31a-2 under the Act, all records relating to the investments of the Funds that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust will be provided promptly to the Trust or the Adviser on request.


            The Subadviser agrees that all
accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

      10.       Reference to the Subadviser.
Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

      11.       Liability of the Subadviser.  (a)
In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (disabling conduct) hereunder on the part of the Subadviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, Trustees, agents, employees, controlling persons or shareholders or to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the Subadvisers receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the Indemnified Parties) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadvisers providing services under this Agreement or the sale of securities of the Trust.

            (b)       The Subadviser agrees to
indemnify and hold harmless the Adviser and its affiliates and each of its Trustees and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such Trustees, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which are caused by Subadvisers disabling conduct; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

            (c)       The Subadviser shall not be
liable to the Adviser its officers, Trustees, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for (i) any acts of the Adviser or any other subadviser to the Funds with respect to the portion of the assets of a Fund not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Fund, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that, to the extent the Subadviser is responsible for managing only a portion of a Fund, the Subadviser shall manage the portion of the assets of a Fund allocated to it as if it was a separate operating Fund and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Fund and qualifications of a
Fund as a regulated investment company under the
Code) only with respect to the portion of assets of a Fund allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Trust and any other subadviser with respect to the portion of a Funds assets not allocated to the Subadviser.

      12.       Confidentiality. The Subadviser
will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of a Fund, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by a Fund and may include such total return in the calculation of composite performance information.

      13.       Representations.   By execution of
the Agreement, Subadviser represents that: (i) it is duly registered as an Investment Adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the Advisers Act) and that it provided to the Adviser Part 2A of its registration statement on Form ADV (the ADV) prior to signing the Agreement.


      14.       Permissible Interests.  Trustees
and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as partners, officers, agents or shareholders, or otherwise; partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as Trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

      15.       Term of the Agreement.  This
Agreement shall continue in full force and effect until June 30, 2018, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund.

            This Agreement may be terminated at any
time, without payment of a penalty by
the Fund or the Trust, by vote of a majority of the
Trustees, or by vote of a majority of the
outstanding voting securities (as defined in the
Act) of the Fund, or by the Adviser, on not less
than  30  nor more than  60  days'  written  notice
to  the Subadviser.    This  Agreement  may be


terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This
Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

      16.       Severability.  This Agreement
constitutes the entire Agreement between the
parties
hereto.   If any provision of this Agreement shall
be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      17.       Amendments.  This Agreement may be
amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

      18.       Governing Law.  This Agreement
shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

      19.       Notices.  All notices shall be in
writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:



Subadviser:	Cadence Capital Management LLC
265 Franklin St.
11th Floor
Boston, Massachusetts 02110
Attention:  Michael J. Skillman

Adviser:	SunAmerica Asset Management, LLC
Harborside Financial Center
3200 Plaza 5
Jersey City, New Jersey 07311-4992
Attention: Legal Department

[Signature page follows]



      IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.



SUNAMERICA ASSET MANAGEMENT, LLC



/s/ Peter A. Harbeck
By:
Name:	Peter A. Harbeck
Title:	President and CEO




CADENCE CAPITAL MANAGEMENT LLC



/s/ Michael J. Skillman
By:
Name:	Michael J. Skillman
Title:	CEO


SCHEDULE A







Fund


Fee
Rate
(as a
perce
ntage
of
daily
net
assets
the
Suba
dvise
r
mana
ges
for
the
Fund
)



SunAmerica Small-Cap Fund	0.50%

4